UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2008

Commission File No. 000-52112

FREEDOM 7, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-5153574
(State or other jurisdiction of incorporation or formation)	(I.R.S. Employer Identification No.)

2 Bridge Avenue
Red Bank, New Jersey 07701
(Address of principal executive offices) (Zip Code)

Issuer’s telephone number:  (732) 530-9007

N/A
(Former name, former address and former fiscal year, if changed since last report)

Copies to:
The Sourlis Law Firm
Virginia K. Sourlis, Esq.
The Galleria
2 Bridge Avenue
Red Bank, New Jersey 07701
(732) 530-9007
www.SourlisLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On September 18, 2008, Freedom 7, Inc., a Delaware corporation (the “Company”), issued an aggregate of 114,000 shares of common stock, par value $0.0001 per share, of the Company to an aggregate of fifty-seven (57) non-US residents at an offering price of one (1) share of common stock, par value $0.001, of SWAV Enterprises Ltd., a Nevada corporation, for every 2,000 shares of common stock of Freedom 7, Inc. The aforementioned sale was conducted in an offshore transaction in reliance on an exemption from registration provided by Regulation S promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (“Securities Act”). No commissions were paid in connection with this offering.

The Company complied with the requirements of Regulation S by having directed no offering efforts in the United States, by offering the securities to offerees who were outside the United States at the time of the offering, and ensuring that the entities and individual to whom the securities were issued were non-U.S. persons with addresses in foreign countries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 18, 2008

FREEDOM 7, INC.

By:	/s/ Virginia K. Sourlis
Virginia K. Sourlis
Chief Executive Officer, President
Chairman and Chief Financial Officer
(Principal Executive Officer)
(Principal Financial Officer)